Exhibit 4.5

THIS DEED OF UNDERTAKING (this “Deed”) is executed and delivered as a deed on December 25, 2019

BY:

1.	I-MAB 天境生物, an exempted company duly incorporated and validly existing under the laws of the Cayman Islands (the “Company”);

2.	Mabcore Limited, a BVI business company with limited liability duly incorporated and validly existing under the laws of the British Virgin Islands;

3.	IBC INVESTMENT SEVEN LIMITED, a limited liability company incorporated and existing under the laws of Hong Kong;

4.	CBC SPVII LIMITED, a limited liability company duly incorporated and validly existing under the laws of Hong Kong;

5.	CBC Investment I-Mab Limited, a BVI business company with limited liability duly incorporated and validly existing under the laws of the British Virgin Islands;

6.	C-Bridge II Investment Ten Limited, a BVI business company with limited liability duly incorporated and validly existing under the laws of British Virgin Islands; and

7.	C-Bridge II Investment Seven Limited, a BVI business company with limited liability duly incorporated and validly existing under the laws of British Virgin Islands.

Each individually, a “Warrantor” and collectively, the “Warrantors”.

IN FAVOUR OF:

1.	Fortune Eight Jogging Limited, a BVI business company with limited liability duly incorporated and validly existing under the laws of British Virgin Islands;

2.	HH IMB Holdings Limited, an exempted company duly incorporated and validly existing under the laws of Cayman Islands;

3.	Ally Bridge LB Precision Limited, a BVI business company with limited liability duly incorporated and validly existing under the laws of British Virgin Islands;

4.	Marvey Investment Company Limited, a BVI business company with limited liability duly incorporated and validly existing under the laws of British Virgin Islands;

5.	Casiority H Limited, a BVI business company with limited liability duly incorporated and validly existing under the laws of British Virgin Islands;

6.	Mab Health Limited, a BVI business company with limited liability duly incorporated and validly existing under the laws of British Virgin Islands;

7.	Southern Creation Limited, a BVI business company with limited liability duly incorporated and validly existing under the laws of British Virgin Islands;

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8.	Parkway Limited, a BVI business company with limited liability duly incorporated and validly existing under the laws of British Virgin Islands;

9.	Tasly International BioInv One Limited, a BVI business company with limited liability duly incorporated and validly existing under the laws of British Virgin Islands;

10.	Caesar Pro Holdings Limited, a BVI business company with limited liability duly incorporated and validly existing under the laws of British Virgin Islands;

11.	WuXi Biologics HealthCare Venture, a limited partnership duly registered and validly existing under the laws of Hong Kong; and

12.	Hongkong Tigermed Co., Limited, a limited liability company duly incorporated and validly existing under the laws of Hong Kong.

Each individually, a “Warrantee” and collectively, the “Warrantees”.

WHEREAS:

(A)    The Company contemplates a listing of its ordinary shares in the form of American Depositary Shares on the Nasdaq Global Market (the “IPO”).

(B)    On or around the date of this Deed, the shareholders of the Company (the “Shareholders”), by way of unanimous written resolutions, approved, among other things, the Qualified Public Offering, anti-dilution and change of share capital in connection with the IPO (the “December 25 Resolutions”).

(C)    For the purpose of facilitating the implementation of the IPO, each and all of the Warrantors have agreed to give the undertakings set out in this Deed.

(D)    Unless otherwise defined in this Deed, terms defined in the amended and restated shareholders agreement between, among others, the Company and its Shareholders dated July 25, 2019 (the “Shareholders Agreement”) shall have the same meanings when used in this Deed.

1.	UNDERTAKINGS

1.1

Each of the Warrantors hereby agrees, represents and undertakes to each and all of the Warrantees that it has provided, and it has procured its shareholders, employees, directors, officers and Affiliates (as defined in the currently effective memorandum and articles of association of the Company) to, and has made best efforts to procure its other related parties to provide, each of the Warrantees with all information and documents, including without limitation any agreements, contracts, side letters, undertakings, memoranda of understandings, amendments or any similar arrangements (no matter concluded orally or in writing) with any Shareholder (including any other Warrantee) or the Company or any of their respective Affiliates, and any of their subsidiaries, employees, directors, partnerships, officers or any other related parties relating to or in connection with (a) the IPO, including without limitation any de facto compensation arrangements in relation to the IPO or (b) the adoption of any additional employee incentive plans or the modification in respect of any existing employee incentive plans or the modification in respect of any existing employee incentive plans that have been approved by the Shareholders in connection with the IPO as of the date of this Deed, including without limitation any de facto compensation arrangements in relation therewith, and in each case that has the effect of establishing rights or otherwise benefiting any Shareholder or any of such Shareholder’s Affiliates, or any of their subsidiaries, employees, directors, partnerships, officers or any other related parties, whether directly or indirectly through any arrangement for the purpose of realizing such benefit, in a manner more favorable than the corresponding terms applicable to the relevant Warrantee in relation to the IPO (collectively, the “More Favorable Arrangements”). Save for the aforementioned information and documents provided to the relevant Warrantee, each of the Warrantors agrees, represents and undertakes to each and all of the relevant Warrantees that there are no other documents or arrangements, orally or written, that have the effect of establishing the More Favorable Arrangements.

1.2

Each of the Warrantors hereby further agrees, represents and undertakes to each and all of the Warrantees that, during the period from the date of this Deed until the earlier of (i) the fifth anniversary of the completion of IPO, and (ii) with respect to each Warrantor other than the Company, such Warrantor and its Affiliates ceasing to beneficially own any share of the Company, none of the Warrantors nor any of their respective Affiliates, employees, directors, partnerships, and officers shall directly or indirectly enter into any agreements or arrangements or modify, amend or waive any existing agreements or arrangements of any kind that would have the effect of establishing the More Favorable Arrangements. For the avoidance of doubt, without prejudice to the foregoing, adoption or modification of employee incentive plan and grants of options to the management or employee of the Company under such plan after the IPO in accordance with the then effective memorandum and articles of association and the applicable listing rules for the purpose of rewarding and motivating their bona fide services shall be allowed.

2.	TERMINATION

This Deed shall terminate immediately and all obligations hereunder shall cease upon the earlier of: (a) the completion of IPO has not occurred on or before March 31, 2020, and (b) the IPO is cancelled by way of resolutions of the shareholders of the Company.

3.	GOVERNING LAW AND ARBITRATION

The governing law and dispute resolution provisions set out in clauses 14.3 and 14.4 of the Shareholders Agreement shall apply mutatis mutandis to this Deed.

4.	GENERAL

4.1	This Deed shall be binding on the undersigned and the successors and assigns of the undersigned.

4.2	This Deed may be executed in counterparts. Each counterpart shall constitute an original of this deed, and the counterparts shall together constitute a single document.

IN WITNESS the parties have caused this Deed to be executed and delivered as a deed as of the date first mentioned above.

SIGNED, SEALED AND DELIVERED AS A DEED by Jingwu Zhang Zang as an authorized signatory of and for and on behalf of I-MAB 天境生物 in the presence of:	) ) ) ) ) )	/s/ Jingwu Zhang Zang

/s/ Su Yang Witness name: Su Yang Address: Suite 802, Sita, 88 Shangke Road, Pudong new area

IN WITNESS the parties have caused this Deed to be executed and delivered as a deed as of the date first mentioned above.

SIGNED, SEALED AND DELIVERED AS A DEED by Jingwu Zhang Zang as an authorized signatory of and for and on behalf of Mabcore Limited in the presence of:	) ) ) ) ) )	/s/ Jingwu Zhang Zang

/s/ Su Yang Witness name: Su Yang Address: Suite 802, Sita, 88 Shangke Road, Pudong new area

IN WITNESS the parties have caused this Deed to be executed and delivered as a deed as of the date first mentioned above.

SIGNED, SEALED AND DELIVERED AS A DEED by Wei Fu as an authorized signatory of and for and on behalf of IBC INVESTMENT SEVEN LIMITED in the presence of:	) ) ) ) ) )	/s/ Wei Fu

/s/ Abby Zhang Witness name: Abby Zhang Address:

IN WITNESS the parties have caused this Deed to be executed and delivered as a deed as of the date first mentioned above.

SIGNED, SEALED AND DELIVERED AS A DEED by Wei Fu as an authorized signatory of and for and on behalf of CBC SPVII LIMITED in the presence of:	) ) ) ) ) )	/s/ Wei Fu

/s/ Abby Zhang Witness name: Abby Zhang Address:

IN WITNESS the parties have caused this Deed to be executed and delivered as a deed as of the date first mentioned above.

SIGNED, SEALED AND DELIVERED AS A DEED by Wei Fu as an authorized signatory of and for and on behalf of CBC Investment I-Mab Limited in the presence of:	) ) ) ) ) )	/s/ Wei Fu

/s/ Abby Zhang Witness name: Abby Zhang Address:

IN WITNESS the parties have caused this Deed to be executed and delivered as a deed as of the date first mentioned above.

SIGNED, SEALED AND DELIVERED AS A DEED by Wei Fu as an authorized signatory of and for and on behalf of C-Bridge II Investment Ten Limited in the presence of:	) ) ) ) ) )	/s/ Wei Fu

/s/ Abby Zhang Witness name: Abby Zhang Address:

IN WITNESS the parties have caused this Deed to be executed and delivered as a deed as of the date first mentioned above.

SIGNED, SEALED AND DELIVERED AS A DEED by Wei Fu as an authorized signatory of and for and on behalf of C-Bridge II Investment Seven Limited in the presence of:	) ) ) ) ) )	/s/ Wei Fu

/s/ Abby Zhang Witness name: Abby Zhang Address: